UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 6, 2012

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida 33496

(Address of principal executive offices) (Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

On March 6, 2012, Office Depot, Inc. (the “Company”) announced its plan to conduct a private offering (the “Offering”), subject to market and other conditions, of $250 million of senior secured notes due 2019 (the “New Notes”). The net proceeds from the sale of the New Notes, together with cash on hand and borrowings under the senior secured asset based revolving credit facility, will be used to fund (or replenish cash that has been used to fund) the tender offer (the “Tender Offer”) for the Company’s outstanding 6.25% Senior Notes due 2013 (the “Outstanding Notes”), to pay fees and expenses associated with the Offering and for general corporate purposes. The New Notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act.

The foregoing is qualified by reference to the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 8.01	Other Events.

On March 6, 2012, the Company also announced that as of the Early Tender Date (which was 5:00 p.m., New York City time, on March 2, 2012), it received valid tenders from holders of approximately $359,185,000 in aggregate principal amount of the Outstanding Notes under the Tender Offer. Holders who validly tendered their Outstanding Notes at or prior to the Early Tender Date will be eligible to receive the total consideration of $1,050.00 per $1,000 principal amount of Outstanding Notes, which includes the early tender payment of $30.00 per $1,000 principal amount of Outstanding Notes, for Outstanding Notes that are accepted for purchase pursuant to the Tender Offer. The Tender Offer will expire at 12:00 midnight, New York City time, on March 16, 2012, unless extended.

The aggregate amount of Outstanding Notes validly tendered and not withdrawn as of the Early Tender Date exceeds the Tender Cap ($250,000,000 in aggregate principal amount of the Outstanding Notes). If the conditions to the Tender Offer (including the financing condition as described in the offer to purchase dated February 17, 2012 (the “Offer to Purchase”)) are satisfied or waived and the Tender Offer is not terminated, Office Depot will accept for purchase such Outstanding Notes validly tendered in the Tender Offer on a prorated basis as described in the Offer to Purchase. However, Office Depot reserves the right, in its sole discretion, to waive or increase the Tender Cap (as provided in the Offer to Purchase), in which case additional Outstanding Notes will be accepted.

The foregoing is qualified by reference to the press release that is attached as Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, regarding offering of new notes, dated March 6, 2012

99.2	Press Release, regarding results as of early tender date, dated March 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized

OFFICE DEPOT, INC.

Date: March 6, 2012	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, regarding offering of new notes, dated March 6, 2012

99.2	Press Release, regarding results as of early tender date, dated March 6, 2012